                                                                   Exhibit 99.1


                                    FORM OF
                          UNITED PARCEL SERVICE, INC.
                   NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

Section                                                       Page
-------                                                       ----
Article 1.    Purpose.........................................  1

Article 2.    Effective Date..................................  1

Article 3.    Definitions.....................................  1
        3.1   Administrator...................................  1
        3.2   Board...........................................  1
        3.3   Code............................................  1
        3.4   Eligible Employee...............................  1
        3.5   Five Percent Owner..............................  2
        3.6   Participating Employer..........................  2
        3.7   Plan............................................  2
        3.8   Period of Employment............................  2
        3.9   Purchase Date...................................  2
        3.10  Purchase Limit..................................  2
        3.11  Recordkeeper....................................  3
        3.12  Share Account...................................  3
        3.13  Stock...........................................  3
        3.14  Stock Sales Price...............................  3
        3.15  Subscription....................................  3
        3.16  Subscription Account............................  3
        3.17  Subsidiary......................................  3
        3.18  UPS.............................................  3

Article 4.    Stock Available for Purchase Under this Plan....  4
        4.1   Amount..........................................  4
        4.2   Adjustment......................................  4
        4.3   Limitations.....................................  4
              4.3.1 Purchase Limits...........................  4
              4.3.2 5% Ownership Restrictions.................  4
              4.3.3 Insufficient Shares of Stock..............  4
              4.3.4 Securities Restrictions...................  5

Article 5.    Administration..................................  5
        5.1   Generally.......................................  5
        5.2   Deadlines.......................................  5
        5.3   Forms and Procedures............................  5
        5.4   Communications..................................  5
        5.5   Corrections.....................................  5

Article 6.    Term of Plan....................................  6

Article 7.    Rights and Privileges...........................  6

Article 8.    Payroll Deduction Purchase......................  6
        8.1   Initial Subscription............................  6
        8.3   Half-Month Bonus and Discretionary Days Payoff..  6
        8.4   Acceptance of Subscription......................  7
        8.5   Subscription Account Credits....................  7
        8.6   General Creditor................................  7
        8.7   Amended Subscription............................  8
        8.8   Voluntary Account Withdrawal....................  8
        8.9   Termination of Eligible Employee Status.........  8
        8.10  Purchase of Stock...............................  8
        8.11  Delivery of Stock...............................  8

Article 9.    Direct Purchase.................................  9

Article 10.   Securities Registration.........................  9

Article 11.   Amendment or Termination........................  9

Article 12.   Indemnification................................. 10

Article 14.   Employment...................................... 10

Article 15.   Headings, References and Construction........... 10

Article 16.   Plan Document Controls.......................... 11

Article 17.   Governing Law................................... 11

Article 18.   Severability.................................... 11

                          UNITED PARCEL SERVICE, INC.
                   NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Article 1. Purpose.
           -------

     The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee of United Parcel Service, Inc. ("UPS") and each Subsidiary in the belief that such ownership will increase his or her interest in the success of UPS and will provide an additional incentive for him or her to remain in the employ of UPS or such Subsidiary. UPS does not intend that this Plan constitute an "employee stock purchase plan" within the meaning of Code (S) 423. However, UPS intends to satisfy the coverage and participation requirements of Code
(S)(S) 423(b)(3) and 423(b)(5) so as to meet the definition of "stock purchase plan" contained in Rule 16b-3(b)(5) under the Securities Exchange Act of 1934.

Article 2. Effective Date.                                             .
           --------------

     This Plan shall be effective as of April 1, 2000.

Article 3. Definitions.                                               .
           -----------

     The following terms shall have the meanings set forth below whenever the initial letters of such term are capitalized:

     3.1 Administrator means the Salary Committee of the Board.
         -------------

     3.2 Board means the Board of Directors of UPS.
         -----

     3.3 Code means the Internal Revenue Code of 1986, as amended.
         ----

     3.4 Eligible Employee means each person classified on the payroll of a
         -----------------
Participating Employer as an employee except:

         (a)  an employee who has not completed the Period of Employment;

         (b) an employee employed outside the United States, unless otherwise permitted by the Administrator;

         (c) an employee whose terms and conditions of employment are governed by a collective bargaining agreement to which UPS or a Subsidiary is a party, unless the

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

     collective bargaining agreement or another agreement with the union provides for coverage under this Plan;

         (d) an employee who has been absent on account of disability for more than one year; and

         (e)  an employee who is a Five Percent Owner.

     Under no circumstances will an individual who performs services for a Participating Employer, but who is not classified on the payroll as an employee of the Participating Employer (for example, an individual performing services for the Participating Employer under a leasing arrangement) be treated as an Eligible Employee, even if such individual is treated as an employee of the Participating Employer as a result of common law principles, coemployment principles or the leased employee rules under Code (S) 414(n). Further, if an individual performing services for the Participating Employer is retroactively reclassified as an employee of the Participating Employer for any reason, such reclassified individual shall not be treated as an Eligible Employee for any period prior to the actual date (not the retroactive effective date) of such reclassification.

     Finally, the Administrator, in its sole discretion, may suspend or permanently revoke an employee's classification as an Eligible Employee if it determines that the employee's activities suggest that the employee is engaging in a pattern of purchasing and selling Stock with a view towards short-term speculation rather than long-term investment.

     3.5  Five Percent Owner means an employee who owns stock possessing 5% or
          ------------------
more of the total combined voting power or value of all classes of stock of UPS or of a parent or subsidiary corporation of UPS after the application of the ownership rules described in Code (S) 424(d).

     3.6  Participating Employer means (a) UPS and (b) any Subsidiary that has
          ----------------------
been designated as eligible to participate in this Plan by the Administrator.

     3.7  Plan means this United Parcel Service, Inc. Nonqualified Employee
          ----
Stock Purchase Plan, as amended from time to time.

     3.8  Period of Employment means 6 continuous months of employment with UPS
          --------------------
and, if an employee terminates employment with UPS and is subsequently reemployed by UPS, 6 continuous months of employment with UPS following his or her reemployment. Employment with any Subsidiary (whether or not a Participating Employer) will be considered employment with UPS.

     3.9  Purchase Date means (a) the last Friday of any quarter; however, if
          -------------
the principal exchange on which shares of the Class B common stock of UPS are traded is not open for business on such date, the Purchase Date shall be the immediately preceding date on which such exchange is open or (b) in the event of a restriction under Section 4.3.4, the date on which shares of Stock actually are purchased.

     3.10 Purchase Limit means the maximum number of whole shares of Stock or
          --------------
maximum dollar value of Stock that may be purchased (a) by an Eligible Employee in a single purchase or in the aggregate over a period of time or (b) by all Eligible Employees in a single purchase period or in the aggregate over a period of time, each as determined from time to time by the Administrator in its sole discretion.

     3.11 Recordkeeper means the entity selected by the Administrator to provide
          ------------
administrative services under this Plan.

     3.12 Share Account means the separate bookkeeping account established and
          -------------
maintained by the Recordkeeper for each Eligible Employee who purchases Stock under this Plan to record, at a minimum, the number of shares of Stock owned by such Eligible Employee.

     3.13 Stock means the Class A-1, Class A-2, and Class A-3 common stock of
          -----
UPS.

     3.14 Stock Sales Price means the 4 p.m. closing price of a share of Class B
          -----------------
common stock on the Purchase Date as such price is reported in the quotation system or trade publication selected by the Administrator; provided, if no such price is so reported for such day, the closing price on such day shall be deemed to be the closing price of a share of Class B common stock that was so reported on the immediately preceding business day and, if no such price is so reported for such preceding business day, the price of a share of Class B common stock of UPS as determined in good faith by the Administrator.

     3.15 Subscription means an election by an Eligible Employee to purchase
          ------------
shares of Stock by the payroll deduction method, including the authorization to make the corresponding payroll deductions.

     3.16 Subscription Account means the separate bookkeeping account that shall
          --------------------
be established and maintained by the Recordkeeper for each Eligible Employee to record the dollar amount of payroll deductions to be applied to the purchase of Stock.

     3.17 Subsidiary means any corporation, partnership, limited liability
          ----------
company, joint venture or other entity in which UPS either directly or indirectly controls at least 50% of the voting interest or owns at least 50% of the value or capital or profits interest.

     3.18 UPS means United Parcel Service, Inc., a corporation incorporated
          ---
under the laws of Delaware, and any successor to United Parcel Service, Inc.

Article 4.  Stock Available for Purchase Under this Plan.
            --------------------------------------------

     4.1  Amount.  There shall be 40,000,000 shares of Class A-1 Stock available
          ------
under this Plan, which shares of Stock may be reserved to the extent that the Administrator deems appropriate from authorized but unissued shares of Stock to UPS, from shares of Stock that have been reacquired by UPS (treasury shares), and from shares of Class A-1 common Stock repurchased by UPS. The number of shares of Stock available under this Plan may be increased or decreased as the Board, in its sole discretion, deems appropriate.

     4.2 Adjustment.  The number of shares of Stock available under this Plan
         ----------
shall be adjusted by the Board in an equitable manner (rounding fractional shares downward) to reflect any increase or decrease in the number of issued and outstanding shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of dividends in the form of Stock (but only such a payment with respect to Stock) or any other increase or decrease in the number of shares of Stock effected without receipt or payment of consideration by UPS. Furthermore, the Board shall adjust (in a manner that satisfies the requirements of Code (S) 424(a)) the number of shares of Stock available under this Plan in the event of any corporate transaction described in Code (S) 424(a). An adjustment made under this Section 4.2 by the Board shall be conclusive and binding on all affected persons.

     4.3 Limitations.
         -----------

         4.3.1  Purchase Limits.  The Administrator reserves the right, at any
                ---------------
time, to establish, amend, or terminate Purchase Limits. The Administrator shall not accept any order for the purchase of Stock under this Plan on behalf of an Eligible Employee if such acceptance would cause the Eligible Employee to exceed any Purchase Limit then in effect.

         4.3.2  5% Ownership Restrictions.  No order for the purchase of Stock
                -------------------------
under this Plan shall be accepted by the Administrator on behalf of an Eligible Employee who would (immediately after such purchase) be a Five Percent Owner.

         4.3.3  Insufficient Shares of Stock.  If the number of shares of Stock
                ----------------------------
available for purchase on any date is insufficient to cover the number of shares that would have been purchased on such date (whether as a result of the establishment of a Purchase Limit for such date or the insufficiency of shares reserved under Section 4.1), then the number of shares of Stock that would have been purchased for each Eligible Employee shall be reduced proportionately (rounding fractional shares downward) based on the ratio of (a) the number of shares of Stock which would have purchased for such Eligible Employee if sufficient shares were available to (b) the total number of shares of Stock which would have been purchased for all Eligible Employees if sufficient shares were available on such date.

         4.3.4  Securities Restrictions.  If UPS is prevented by applicable
                -----------------------
securities laws from selling Stock as of any date, no purchase shall be made on such date. The Subscriptions shall remain in effect unless withdrawn and the purchases shall occur as soon as practicable after the Administrator determines that restrictions preventing the sale of Stock have been removed or otherwise cease to exist.



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

Article 5.  Administration.
           ---------------

       5.1  Generally.  The Administrator shall be responsible for the
            ---------
administration of this Plan and shall have the absolute power and discretion to interpret this Plan and to take such other action in connection with the administration of this Plan as it deems necessary or equitable under the circumstances. The Administrator may rely on an opinion of counsel in making any decisions or determinations required in administering the Plan. The Administrator shall have the power to delegate to the Recordkeeper, or to any other person or entity, the duty to perform such administrative functions as it deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Administrator for such function. Any action or inaction by or on behalf of the Administrator under this Plan shall be final and binding on each Eligible Employee and on each other person who makes a claim under this Plan.

       5.2  Deadlines.  The Administrator shall establish and communicate to
            ---------
Eligible Employees the deadlines for making elections and placing orders to purchase Stock under this Plan. The Administrator reserves the right to change such deadlines from time to time.

       5.3  Forms and Procedures.  The Administrator shall develop such forms
            --------------------
and procedures as the Administrator in its discretion deems necessary or helpful to the orderly administration of this Plan.

       5.4  Communications.  All orders for the purchase of Stock under this
            --------------
Plan and other communications from an Eligible Employee to the Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Administrator when actually received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt of such communications. The Administrator, in its sole discretion, may accept or reject communications not complying with the forms and procedures developed by the Administrator.

       5.5  Corrections.  In the event that payroll deductions are made or
            -----------
shares of Stock are purchased in error, the Administrator shall take such action as the Administrator in its absolute discretion deems necessary or appropriate to correct such error as soon as practicable after the Administrator has knowledge of the error.

Article 6.  Term of Plan.
            ------------

        UPS expects to continue this Plan for an indefinite period, subject to continued availability of shares of Stock reserved for use under this Plan as described in Section 4.1. However, UPS reserves the right to terminate this Plan at any time in accordance with Article 11.

Article 7.  Rights and Privileges.
            ---------------------

       All Eligible Employees shall have the same rights and privileges under this Plan to the extent required to satisfy the requirements of Code (S) 423(b)(5).

Article 8.  Payroll Deduction Purchase.
            --------------------------

     8.1  Initial Subscription.  Subject to the restrictions of this Article 8,
          --------------------
each Eligible Employee may elect to purchase Stock through payroll deduction by completing a Subscription. A Subscription for payroll deduction purchases, accepted by the Administrator, shall be effected no later than 30 days following its receipt by the Administrator. Except as provided in Section 8.3, a Subscription for purchase through payroll deduction shall remain in effect and amounts shall continue to be deducted until such Subscription is amended or withdrawn in accordance with Section 8.8 or until the Eligible Employee terminates his or her status as an Eligible Employee. Such a continuing Subscription shall be deemed a new Subscription for each subsequent Purchase Date. An Eligible Employee shall not assign or transfer a Subscription and the Administrator may deem any attempt to do so as a voluntary account withdrawal in accordance with Section 8.8.

     8.2  Subscription Amounts.  Each Eligible Employee's Subscription shall
          --------------------
specify the amount that he or she authorizes his or her Participating Employer to deduct from compensation otherwise due him or her from such Participating Employer each pay period to credit to the Eligible Employee's Subscription Account for the purchase of Stock. The amount so specified may be either (1) a percentage of the Eligible Employee's compensation (as defined by the Administrator), or (2) an amount expressed in dollars, each as determined by the Administrator in its absolute discretion The Administrator reserves the right, at any time, to establish minimum and maximum percentage and dollar amount limitations. An Eligible Employee's "pay period" shall be determined in accordance with his or her Participating Employer's standard payroll policies and practices.

     8.3  Half-Month Bonus and Discretionary Days Payoff.  A separate
          ----------------------------------------------
Subscription may be required for deductions from an Eligible Employee's half-month bonus or discretionary days payoff. Unless otherwise permitted by the Administrator in its absolute discretion, a Subscription for purchases from an Eligible Employee's half-month bonus or discretionary days payoff shall not continue from year to year, but must be renewed annually.

     8.4  Acceptance of Subscription.  No Subscription for the purchase of
          --------------------------
shares of Stock shall become binding upon UPS until it has been accepted by the Administrator. Only the Administrator or the Recordkeeper is authorized to accept Subscriptions and the actions of any person other than the Administrator or the Recordkeeper shall be of no effect. The Administrator reserves the right, in its sole discretion, to reject any Subscription (a) that does not comply with the requirements of this Plan or the deadlines, forms and procedures developed by the Administrator or (b) that is submitted by a person who is not an Eligible Employee or whose status as Eligible Employee is suspended or revoked. Such rejection may be effected by not making payroll deductions under this Plan or if such deductions have been made, by returning such amounts to the person for whose benefit such deductions were made. The rejection of a Subscription for one or more Purchase Dates shall not affect the ability or right of the Administrator to accept or reject a Subscription for any subsequent Purchase Date.

     The Administrator's acceptance of a Subscription will occur only upon the recording of the purchase of the shares on UPS's books, which will occur, if at all, on the applicable Purchase Date. The Eligible Employee will be advised of the acceptance of his or her Subscription by the investment activity report prepared by the Recordkeeper and transmitted to the Eligible Employee monthly indicating the number of shares of Stock newly purchased through this Plan and maintained in his or her Share Account.

     An Eligible Employee shall have no rights with respect to any shares of Stock until the Subscription for such shares of Stock is accepted by the Administrator. After a Subscription is accepted, an Eligible Employee shall have full voting and dividend rights with respect to the shares of Stock purchased pursuant to such Subscription.

     8.5  Subscription Account Credits.  All payroll deductions received on
          ----------------------------
behalf of an Eligible Employee shall be credited to his or her Subscription Account. The balance credited to an Eligible Employee's Subscription Account may not be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way, by an Eligible Employee during his or her lifetime or by any other person, except as provided in this Plan, and any attempt to do so shall be without effect; provided, however, that the Administrator in its absolute discretion may treat any such action as an election by an Eligible Employee to withdraw the balance credited to his or her Subscription Account in accordance with Section 8.8.

     8.6  General Creditor.  All amounts credited to a Subscription Account
          ----------------
shall be held by UPS, by UPS's agent or by one, or more than one, Subsidiary (as determined by the Administrator) as part of the general assets of UPS or any such Subsidiary, and each Eligible Employee's rights to the amounts credited to his or her Subscription Account shall be those of a general and unsecured creditor.

     8.7  Amended Subscription.  An Eligible Employee shall have the right
          --------------------
at any time to amend his or her Subscription to increase, reduce, or cease the payroll deductions that he or she previously had authorized.

     8.8  Voluntary Account Withdrawal.  An Eligible Employee may elect to
          ----------------------------
withdraw the entire balance credited to his or her Subscription Account by completing in writing and filing an amended Subscription with the Administrator. If an Eligible Employee makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended Subscription is filed with the Administrator. After the Administrator makes such a distribution, the Eligible Employee's Subscription Account will be closed and will remain closed until such time as the Eligible Employee submits a new Subscription.

     8.9  Termination of Eligible Employee Status.  If an individual's status
          ---------------------------------------
as an Eligible Employee terminates for any reason whatsoever, so that he or she is not an Eligible Employee, no shares of Stock shall be purchased for his or her Share Account after such status change and his or her Subscription Account shall be distributed as soon as practicable as if he or she had elected to withdraw his or her Subscription Account under Section 8.8 immediately before the date his or her status as an Eligible Employee terminated. In the event of an Eligible Employee's death, the balance in his or her Subscription Account shall be paid to the deceased Eligible Employee's estate.

     8.10  Purchase of Stock.  The Administrator shall apply the balance
           -----------------
credited to a Subscription Account on any Purchase Date to purchase the number of whole shares of Stock equal to the balance credited to such account divided by the Stock Sales Price (rounding fractional shares downward), up to the Purchase Limit, if any. If an Eligible Employee has a credit balance in his or her Subscription Account remaining after such purchase as a result of the rounding down of fractional shares, such credit balance shall remain in the Eligible Employee's Subscription Account and be applied to the next subsequent Purchase Date unless the Eligible Employee elects to withdraw such balance in accordance with Section 8.8 of this Plan. A credit balance remaining for any reason other than the rounding down of fractional shares shall be refunded to such Eligible Employee.

     8.11  Delivery of Stock.  The Administrator will cause the Recordkeeper to
           -----------------
register shares of Stock in book-entry form in the Eligible Employee's name.
The Recordkeeper shall record the purchase of Stock to the Eligible Employee's Share Account and shall sell or otherwise dispose of shares of Stock upon the Eligible Employee's instruction and in conformity with any restrictions contained in the UPS Certificate of Incorporation, the UPS By-Laws or this Plan. Until such time as the Administrator provides an alternative method, any cash dividends and other distributions which may be paid with respect to shares of Stock purchased hereunder shall be promptly remitted to the Eligible Employee.

     The Recordkeeper shall provide periodic statements to each Eligible Employee or former Eligible Employee of the number of shares of Stock held for his or her Share Account and of the dividends paid on those shares.

     An Eligible Employee or former Eligible Employee may request the Recordkeeper deliver to the Eligible Employee or former Eligible Employee certificates representing all of the shares of Stock credited to his or her Share Account. Such certificates shall be provided at the Eligible Employee's or former Eligible Employee's expense. Any request for a certificate shall be treated as a request for stock certificates for all shares of stock credited to the Eligible Employee's or former Eligible Employee's Share Account.

Article 9.  Direct Purchase.
            ---------------

       This Article 9 shall be effective on and after the date it is activated by the Administrator. Regardless of whether an Eligible Employee purchases Stock through any other method under this Plan, an Eligible Employee may purchase Stock through direct purchase by completing the applicable enrollment form provided by the Administrator specifying the number of whole shares of Stock he or she wishes to purchase and making the appropriate arrangements to make payment of the sales price (to be determined by the Administrator) for such shares on or before the applicable date of purchase in the manner determined by the Administrator. If for any reason, the full price for the direct purchase order is not timely paid in the manner specified by the Administrator, the attempted direct purchase shall be null and void. The Administrator may charge an Eligible Employee an administrative fee for any attempted purchase that fails due to insufficient funds.

Article 10.  Securities Registration.
             -----------------------

     If UPS deems it necessary to register under the Securities Exchange Act of 1933, as amended, or any other applicable statutes any shares of Stock purchased under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, UPS shall take such action at its own expense before the purchase of such shares of Stock. If shares of Stock are listed on any national stock exchange at the time a share of Stock is purchased under this Plan, UPS shall make prompt application for the listing on such national stock exchange of such shares at the expense of UPS.

Article 11.  Amendment or Termination.
             ------------------------

     This Plan may be amended by the Board from time to time and the Board may terminate this Plan at any time. Should this Plan be terminated, all Subscriptions and orders to purchase Stock under this Plan shall be of no effect on and after the effective date of such termination and no further contributions will be accepted by the Administrator or payroll deductions made by the Administrator for the purchase of Stock after such effective date.
Additionally, an individual's Subscription Account balance shall be distributed to the individual in cash (without interest) as soon as practicable after the effective date of the termination date.

Article 12.  Indemnification.
             ---------------

     Each person who is or shall have been a member of the committee appointed to act as Administrator, or a member of the Board, shall be indemnified and held harmless by UPS against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with UPS's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give UPS an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under UPS's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that UPS may have to indemnify them or hold them harmless.

Article 13.  Limitation on Liability.
             -----------------------

     Neither UPS or any subsidiary or parent or anyone acting on the behalf of any such entity shall be responsible in whole or in part for any act done in good faith or any good faith omission to act. Without limiting the first sentence, such entities shall not be responsible for any prices at which shares of Stock are purchased or sold, the time at which any purchase or sale is made under this Plan, or the change in value of any class of stock of UPS.

Article 14.  Employment.
             ----------

     Nothing in the Plan shall interfere with or limit in any way the right of UPS or a Participating Employer to terminate any Eligible Employee's employment at any time, nor confer upon any Eligible Employee any right to continue in the employ of UPS or such Participating Employer.

Article 15.  Headings, References and Construction.
             -------------------------------------

     The headings to Articles and Sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to Articles or Sections shall be to Articles and Sections of this Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Georgia.

Article 16.  Plan Document Controls.
             ----------------------

     In the event of any conflict between the provisions of this Plan and any other document or communication, this Plan shall control, and the conflicting provisions of any other document or communication shall be null and void ab initio.

Article 17.  Governing Law.
             -------------

     To the extent not preempted by federal law, this Plan shall be construed in accordance with and governed by the internal laws of the state of Georgia.

Article 18.  Severability.
             ------------

     In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.